UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On December 29, 2017, WisdomTree Investments, Inc. (the “Company”) provided funding to AdvisorEngine Inc. (“AdvisorEngine”), a financial technology company in which the Company owns 46.57 % of the outstanding capital stock, for working capital purposes and to finance the acquisition by AdvisorEngine of CRM Software, Inc., known as Junxure, a client relationship management software and technology provider for financial advisors (“Junxure”). The funding was provided to AdvisorEngine pursuant to a senior unsecured promissory note (the “Note”) in the aggregate principal amount of up to $30.0 million, of which $22.0 million was advanced to AdvisorEngine by the Company upon execution of the Note (the “Initial Consideration”). Upon the terms and subject to certain customary limitations and conditions, including there being no event of default under the Note, the Company has agreed to provide additional advances to AdvisorEngine under the Note of $5.0 million on June 30, 2018 and $3.0 million on September 30, 2018. The Note matures on the earlier of December 29, 2021 and a change of control of AdvisorEngine. AdvisorEngine may prepay the Note in whole or in part at any time without penalty or premium. The Note bears interest at a rate of 5% per annum, accruing and paid-in-kind by capitalizing such amount quarterly, and contains customary events of default. The Note is guaranteed by the subsidiaries of AdvisorEngine, including Junxure.

In connection with funding the Initial Consideration under the Note, the Company also entered into an agreement (the “Purchase Option Agreement”) with AdvisorEngine, pursuant to which AdvisorEngine granted the Company an option (the “Purchase Option”) to acquire all of the outstanding capital stock of AdvisorEngine not owned by the Company. The Purchase Option may be exercised by the Company in its sole discretion on or prior to November 16, 2018 or if not already exercised and subject to AdvisorEngine’s consent, will be deemed exercised in the event of a change of control of the Company prior to November 16, 2018, with the closing of the acquisition to occur no later than January 15, 2019 at a price derived from an agreed-upon enterprise valuation of AdvisorEngine. If exercised, the Purchase Option contemplates that the Company and AdvisorEngine would enter into definitive agreements for the acquisition, the consummation of which would be subject to customary closing conditions. The Purchase Option Agreement also contains customary restrictive covenants relating to certain of AdvisorEngine’s operations and corporate governance matters during the term of the Purchase Option.

A copy of the press release announcing this transaction is being furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: January 5, 2018	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Chief Administrative Officer

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